FOLEY & LARDNER

                                ATTORNEYS AT LAW

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                              WRITER'S DIRECT LINE          CLIENT/MATTER NUMBER
                                  415-438-6436                       069053-0100


                                   May 3, 2001



World Wide Wireless Communications, Inc.
520 Third Street, Suite 101
Oakland, California 94607

     Re:  World Wide Wireless Communications, Inc. Legality of Shares
          -----------------------------------------------------------

Gentlemen:

          We have acted as counsel to World Wide Wireless Communications, Inc. (the "Company"), in connection with the registration for resale of 65,200,000 Shares of Common Stock (the "Shares") issuable to Grenville Finance Ltd. and Andrew Corporation under the certain Common Stock Purchase Warrants ("the Warrants") and issuable to Grenville Finance Ltd. under the Equity Line of Credit, as described in the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          We have reviewed such documents and have made such inquiries as we have deemed necessary and appropriate to render the opinion set forth herein. We have assumed that all documents that have been submitted to us as originals are true and correct and those documents submitted to us, as copies conform to the originals of those documents.

          Assuming that the Shares are issued in accordance with the terms of the Warrants, and the terms of the Equity Line of Credit as described in the Common Stock Purchase Agreement, the shares will be, when issued, duly authorized, validly issued, fully paid and non-assessable. We are not providing an opinion as to any other statements contained in the Form SB-2 registration statement, nor as to matters that occur after the date thereof.

FOLEY & LARDNER
   May 3, 2001
   Page 2


          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters."

                                       Sincerely,

                                       /s/ Foley & Lardner
                                       FOLEY & LARDNER